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                                                              Exhibit 99.B(m)(2)

                           SEI ASSET ALLOCATION TRUST

                                   SCHEDULE B
                                       TO
                                     CLASS D
                          DISTRIBUTION AND SERVICE PLAN
                 DATED APRIL 1, 1996 AND AMENDED MARCH 17, 1997
                        AS FURTHER AMENDED JUNE 17, 2004

Diversified Conservative Fund
Diversified Conservative Income Fund
Diversified Global Moderate Growth Fund
Diversified Moderated Growth Fund
Diversified Global Growth Fund
Diversified U.S. Stock Fund
Diversified Global Stock Fund